☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

FIRST KEYSTONE FINANCIAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                     , 2010 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a stockholder of First Keystone Financial, Inc. as of                       , 200    , hereby authorizes the Board of Directors of First Keystone Financial, Inc. or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of First Keystone Financial, Inc. to be held at the                      located at                     , Media, Pennsylvania, on                     , 2010 at     :00 p.m., Eastern Time, and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” PROPOSAL 2.

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above	Co-holder (if any) sign above

1.	Proposal to approve the Agreement and Plan of Merger, dated as of November 3, 2009, by and between First Keystone Financial, Inc. and Bryn Mawr Bank Corporation, pursuant to which First Keystone Financial, Inc. will be merged with and into Bryn Mawr Bank Corporation.

For	Against	Abstain

☐	☐	☐

2.	Proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger and the transactions contemplated thereby.

For	Against	Abstain

☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING	g	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of First Keystone Financial, Inc. called for                       , 20    , and a copy of the Proxy Statement/Prospectus prior to the signing of this Proxy.

SHARES OF FIRST KEYSTONE FINANCIAL, INC.’S COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED, IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿ FIRST KEYSTONE FINANCIAL, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

                    , 200

To:	Participants in the First Keystone Financial, Inc. Employee Stock Ownership Plan (the “ESOP”)

Re:	Instructions for voting shares of First Keystone Financial, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Special Meeting of Stockholders of First Keystone Financial, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of First Keystone Financial held in your account in the ESOP will be voted.

Enclosed with this letter is the Proxy Statement/Prospectus, which describes the matters to be voted upon. After you have reviewed the Proxy Statement/Prospectus, we urge you to vote your shares held in the ESOP by marking, dating, signing and returning the enclosed Voting Instruction Ballot. In order to be effective, your Voting Instruction Ballot must be received by Carol Walsh no later than                     , 2010. Ms. Walsh will tabulate the votes for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of First Keystone Financial. If your voting instructions are not received, your shares in your ESOP account will generally not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which are in your account in the ESOP. If you also own shares of First Keystone Financial common stock outside of the ESOP, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

Donald S. Guthrie

Chairman of the Board

FIRST KEYSTONE FINANCIAL, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION BALLOT

FIRST KEYSTONE FINANCIAL, INC.

SPECIAL MEETING OF STOCKHOLDERS ☒ Please Mark Votes

     As in This Example

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan (the “ESOP”) of First Keystone Financial, Inc. to vote, as designated below, all the shares of common stock of First Keystone Financial, Inc. allocated to my ESOP account as of                     , 200     at the Special Meeting of Stockholders to be held at                                  located at                         , Media, Pennsylvania, on             ,             , 2010, at     :00 p.m., Eastern Time, or at any adjournment or postponement thereof.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of November 3, 2009, by and between First Keystone Financial, Inc. and Bryn Mawr Bank Corporation, pursuant to which First Keystone Financial, Inc. will be merged with and into Bryn Mawr Bank Corporation.

For	Against	Abstain
☐	☐	☐

2.	Proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger and the transactions contemplated thereby.

For	Against	Abstain
☐	☐	☐

The Board of Directors recommends that you vote “FOR” approval of the Agreement and Pan of Merger and “FOR” approval of Proposal 2.

THE SHARES OF FIRST KEYSTONE FINANCIAL, INC.’S COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” APPROVAL OF PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of First Keystone Financial, Inc. and the accompanying Proxy Statement/Prospectus prior to the signing of this card.

Please sign this card exactly as your name appears on this card. When signing in a representative capacity, please give title.

Please be sure to sign and date this Card.	Date

Participant sign above

                    , 200

To:	Participants in the First Keystone Bank 401K Profit Sharing Plan (the “401K Plan”)

Re:	Instructions for voting shares of First Keystone Financial, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Special Meeting of Stockholders of First Keystone Financial, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of First Keystone Financial held in your account in the First Keystone Bank 401K Plan will be voted.

Enclosed with this letter is the Proxy Statement/Prospectus, which describes the matters to be voted upon. After you have reviewed the Proxy Statement/Prospectus, we urge you to vote your shares held in the 401K Plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot. In order to be effective, your Voting Instruction Ballot must be received by Carol Walsh no later than                     , 2010. Ms. Walsh will tabulate the votes for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of First Keystone Financial. If your voting instructions are not received, your shares in your 401K Plan account will generally not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which are in your account in the 401K Plan. If you also own shares of First Keystone Financial common stock outside of the 401K Plan, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

Donald S. Guthrie

Chairman of the Board

FIRST KEYSTONE BANK

401K PROFIT SHARING PLAN

VOTING INSTRUCTION BALLOT

FIRST KEYSTONE FINANCIAL, INC.

SPECIAL MEETING OF STOCKHOLDERS ☒ Please Mark Votes

     As in This Example

The undersigned hereby instructs the Trustees of the 401K Profit Sharing Plan (the “401K Plan”) of First Keystone Bank to vote, as designated below, all the shares of common stock of First Keystone Financial, Inc. allocated to my 401K Plan account as of                     , 200     at the Special Meeting of Stockholders to be held at                                  located at                         , Media, Pennsylvania, on             ,             , 2010, at     :00 p.m., Eastern Time, or at any adjournment or postponement thereof.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of November 3, 2009, by and between First Keystone Financial, Inc. and Bryn Mawr Bank Corporation, pursuant to which First Keystone Financial, Inc. will be merged with and into Bryn Mawr Bank Corporation.

For	Against	Abstain
☐	☐	☐

2.	Proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger and the transactions contemplated thereby.

For	Against	Abstain
☐	☐	☐

The Board of Directors recommends that you vote “FOR” approval of the Agreement and Plan of Merger and “FOR” approval of Proposal 2.

THE SHARES OF FIRST KEYSTONE FINANCIAL, INC.’S COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” APPROVAL OF PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of First Keystone Financial, Inc. and the accompanying Proxy Statement/Prospectus prior to the signing of this card.

Please sign this card exactly as your name appears on this card. When signing in a representative capacity, please give title.

Please be sure to sign and date this Card.	Date

Participant sign above